UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 12, 2018

Hui Ying Financial Holdings Corporation

(Exact name of registrant as specified in charter)

Nevada	333-219451	35-2507568
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Room 2403, Shanghai Mart Tower

2299 West Yan’an Road, Changning District

Shanghai, China 200336

(Address Of Principal Executive Offices) (Zip Code)

+86 21-23570077

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On March 12, 2018, the Board of Directors of Hui Ying Financial Holdings Corporation (the “Company”), after consultation with the Company’s management, concluded that the Company’s previously issued audited financial statements for the year ended December 31, 2016, included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 13 , 2017 (the “2016 Form 10-K”) should no longer be relied upon and that disclosure should be made and action should be taken to prevent future reliance. The Company, including the Board of Directors, has discussed the following matters with Friedman LLP (“Friedman”), who was engaged as the Company’s independent registered public accounting firm on June 1, 2017. Friedman did not audit the Company’s financial statements in the 2016 Form 10-K.

During the preparation of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Form 10-K”), the Company discovered errors in expense cutoff procedures and the reclassification of a related party balances, which resulted in misstatements in the Company’s previously issued consolidated financial statements included in the 2016 Form 10-K.  The consolidated financial statements for the year ended December 31, 2016 will be restated to reflect the correction of the misstatements in the Company’s 2017 Form 10-K. The errors resulted in a decrease in net income of $134,734 and total stockholders’ equity of $128,902. There were no changes to net income per share as a result of the restatement.

The Company will also correct certain disclosures related to the consolidated financial statements. In connection with the accounting review, the Company identified additional material weaknesses in its internal control over financial reporting, which will be described in further detail in Item 9A, “Controls and Procedures,” in the 2017 Form 10-K. As a result of these misstatements, the Company will restate its consolidated financial statements in accordance with ASC 250, Accounting Changes and Error Corrections (the “restated consolidated financial statements”). The impact of these restatements on the consolidated financial statements is summarized below:

	As of December 31, 2016
	As previously reported	Restated

Other receivables	$792,849	$755,792
Total current assets	19,988,814	19,951,757
Total assets	20,285,967	20,248,910
Accounts payable and accrued liabilities	227,895	327,071
Due to related party	-	194,313
Other payables	219,911	18,267
Total current liabilities	9,046,762	9,138,607
Total liabilities	9,046,762	9,138,607
Retained earnings	2,310,480	2,175,746
Accumulated other comprehensive income	(670,965)	(665,133)
Total stockholder’s equity	$11,239,205	$11,110,303

	For the year ended December 31, 2016
	As previously reported	Restated

Selling, general and administrative expenses	$19,221,019	$19,355,753
Total operating expenses	20,075,864	20,210,598
Income from Operations	4,603,385	4,468,651
Net income	3,573,939	3,439,205
Foreign currency translation adjustment	(691,779)	(685,947)
Total other comprehensive income (loss)	(641,761)	(635,929)
Total comprehensive income	$2,932,178	$2,803,276

Net income per common share
Basic	$0.05	$0.05
Diluted	$0.05	$0.05

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUI YING FINANCIAL HOLDINGS CORPORATION

By:	/s/ Bodang Liu
Name:	Bodang Liu
Title:	Chief Executive Officer

Dated: March 14, 2018